================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Section 240.14a-12

                         Tollgrade Communications, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: _______

     (2) Aggregate number of securities to which transaction applies: __________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ____________

     (4) Proposed maximum aggregate value of transaction: ______________________

     (5) Total fee paid: _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________

     (2) Form, Schedule or Registration Statement No.: _________________________

     (3) Filing Party: _________________________________________________________

     (4) Date Filed: ___________________________________________________________

================================================================================

                                  TOLLGRADE(R)

                         TOLLGRADE COMMUNICATIONS, INC.
                  493 NIXON ROAD, CHESWICK, PENNSYLVANIA 15024

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 5, 2004

To The Shareholders of Tollgrade Communications, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of TOLLGRADE COMMUNICATIONS, INC. (the "Company") will be held in the Allegheny Room at the Rivers Club, One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania, on Wednesday, May 5, 2004 at 3:00 p.m., local time, for the purpose of considering and acting upon the following:

         (1) The election of two directors to serve for three-year terms or until their respective successors shall have been elected and shall have qualified; and

         (2) Such other matters as may properly be brought before the meeting.

         The Board of Directors has fixed the close of business on March 4, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at said meeting. Enclosed you will find a proxy card, which should be completed and returned in order to vote all Common Stock held by you. A copy of the Company's 2003 Annual Report on Form 10-K is also enclosed. You are cordially invited to attend the Annual Meeting of Shareholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM IS ASSURED AT THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

/s/ Sara M. Antol

Sara M. Antol
General Counsel and Corporate Secretary

March 15, 2004

                         TOLLGRADE COMMUNICATIONS, INC.
                          CHESWICK, PENNSYLVANIA 15024

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 5, 2004

The solicitation of the proxy or proxies enclosed with this proxy statement is made on behalf of the Board of Directors of Tollgrade Communications, Inc. (the "Company"), 493 Nixon Road, Cheswick, Pennsylvania 15024, for use at the annual meeting of shareholders (the "Annual Meeting") to be held on May 5, 2004 at 3:00 p.m., in the Allegheny Room at the Rivers Club, One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania. It is expected that this proxy statement, the accompanying notice of annual meeting, the proxy cards and the Company's Annual Report on Form 10-K will be mailed to shareholders on or about March 15, 2004. At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following:

         (1) The election of two directors to serve for three-year terms or until their respective successors shall have been elected and shall have qualified; and

         (2) Such other matters as may properly be brought before the meeting.

                                     VOTING

The Board of Directors of the Company has fixed the close of business on March 4, 2004 as the record date for determining those shareholders entitled to notice of, and to vote on, all matters that may properly come before the Annual Meeting (the "Record Date"). As of the Record Date, the Company had 13,581,554 issued and outstanding shares of common stock, par value $.20 (the "Common Stock"). Each share of the Company's Common Stock entitles the holder thereof to one vote on all matters submitted to the shareholders. Under the Company's Amended and Restated Articles of Incorporation, shareholders do not have cumulative voting rights in the election of directors. The presence in person or by proxy of shareholders entitled to cast at least a majority of all votes entitled to be cast at such meeting shall constitute a quorum.

         The proxy solicited hereby may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending and voting at the Annual Meeting or any adjournment thereof. Unrevoked proxies will be voted at the meeting in accordance with the specifications made thereon, but in the absence of such specifications will be voted FOR each proposal. Unsigned and undated proxies will not be voted.

                              ELECTION OF DIRECTORS

The Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company provide that the Company's Board of Directors (the "Board") is divided into three classes. Each class of directors serves for a three year term, with one class being elected by the Company's shareholders at each annual meeting. Dr. Heibel and Mr. Kampmeinert serve as directors with terms of office expiring at the 2004 Annual Meeting. Messrs. Allison, Barry and Egan serve as directors with terms of office expiring at the 2005 Annual Meeting. Messrs. Barnes and Mullins serve as directors with terms of office expiring at the 2006 Annual Meeting.

         Two directors will be elected at the Annual Meeting to serve three-year terms expiring on the date of the annual meeting of shareholders to be held in 2007 and until their respective successors shall have been elected and qualified. The Nominating Sub-Committee of the Corporate Governance Committee of the Board has recommended to the Board for its nomination, and the Board has nominated, Dr. Heibel and Mr. Kampmeinert as its nominees for election to the Board at the Annual Meeting. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-laws of the Company, to elect Dr. Heibel and Mr. Kampmeinert to the Board of Directors.

         Only affirmative votes are counted in the election of directors. The two nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors. Although it is expected that the nominees of the Board will be available for election, if either of them becomes unable or is unwilling to serve at the time the election occurs, it is intended that shares represented by proxies will be voted for the election of a substitute nominee, if any, as shall be designated by Board upon the recommendation of the Nominating Sub-Committee of the Corporate Governance Committee of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES.

The following table sets forth certain information regarding the nominees and the continuing directors as of the Record Date. Except as otherwise indicated, each nominee and director has held the principal occupation listed or another executive position with the same entity for at least the past five years.

                                    DIRECTOR
NAME                                 SINCE                      PRINCIPAL OCCUPATION; OTHER DIRECTORSHIPS; AGE
-------------------------------------------------------------------------------------------------------------------------------
Nominees for a term expiring in 2007:

Richard H. Heibel, M.D.              1996        Retired; Private Investor; formerly, Board-certified cardiologist with the firm Consultants in Cardiology and an original investor in the Company prior to the initial public offering; Chairman, Investment Committee; Age 57.

Robert W. Kampmeinert                1995        Chairman, President, Chief Executive Officer and Director, Parker/Hunter
                                                 Incorporated, an investment firm; Chairman, Compensation Committee; Age 60.

Continuing Directors with a term expiring in 2005:

Christian L. Allison                 1992        Chairman of the Board since April 1998; Chief Executive Officer of the
                                                 Company since September 1995; President of the Company from October 1993 until January 2001; Treasurer of the Company from May 1992 until April 1997;
                                                 Chief Operating Officer of the Company from November 1990 until October
                                                 1993; Divisional Manager of the Company from June 1988 until November 1990;
                                                 Age 43.

Daniel P. Barry                      1995        Private investor; formerly, director of AMSCO International, a manufacturer of medical equipment, from January 1990 until 1996 and Vice Chairman from
                                                 July 1995 until May 1996; President and Chief Executive Officer of AMSCO
                                                 from October 1994 until July 1995; and Senior Vice President, Finance and
                                                 Administration at AMSCO from June 1991 until February 1993; Chairman, Audit
                                                 Committee and Corporate Governance Committee; Age 56.

David S. Egan                        1998        Chief Marketing Officer, ReedSmith LLP, a law firm, since January 2002;
                                                 prior thereto, President, Clubcom, Inc., a provider of communication devices to private broadcast networks, from September 2000 until January 2002; prior thereto, Vice President, Blattner Brunner, an advertising firm, from June
                                                 2000 until September 2000; prior thereto, President, Egan/St. James, Inc., an advertising firm, from June 1999 until June 2000; prior thereto,
                                                 President, Ketchum Advertising; Age 47.

Continuing directors with a term expiring in 2006:

James J. Barnes                      1997        Partner and attorney at ReedSmith LLP, a law firm, since February 2002;
                                                 prior thereto, shareholder and attorney at Buchanan Ingersoll, PC, a law firm; Age 42.

Brian C. Mullins                     2002        Retired; formerly, Senior Vice President, Chief Financial Officer and
                                                 Treasurer at SCA North America, Packaging Division, formerly called
                                                 Tuscarora Incorporated, a manufacturer of protective packaging and material-handling products, since 1976; Age 63.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders. The Board selects the senior management team of the Company, which is charged with the conduct of the Company's business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

         The operation and mission of the Board is embodied in the Company's Board Guidelines on Corporate Governance Issues, (the "Guidelines"), a copy of which is available on the Company's website at www.tollgrade.com. The Guidelines were adopted by the Board to serve as a framework for its oversight responsibilities to the Company. Among other matters, the Guidelines:

     - reinforce that the mission of the Board is to represent the shareholders' interest in the success of the Company through the Board's active oversight and monitoring of management;

     - provide that the Board shall consist of at least a majority of "independent" directors;

     - confirm that the Board shall maintain standing committees including an Audit Committee, Compensation Committee, Corporate Governance Committee, Investment Committee, Nominating Sub-Committee of the Corporate Governance Committee and Stock Compensation Sub-Committee of the Compensation Committee, and that each of such committees will consist solely of independent directors;

     - provide for an annual evaluation by the Corporate Governance Committee of the performance and procedures of the Board, with the goal of increasing the effectiveness of the Board; and

     - provide that the independent members of the Board shall conduct executive sessions without the presence of any employees of the Company at least two times each year.

To aid its oversight of the Company's management and employees, and to comply with recently enacted SEC rules and Nasdaq listing standards, the Board has adopted several codes of conduct designed to enumerate the Board's expectations for the conduct of the Company's employees in carrying out the mission of the Company.

     - The Company's Code of Ethics for Senior Executive and Financial Officers (the "Code of Ethics"), to which the Company's Chief Executive Officer, Chief Financial Officer, Controller, and any other senior executive or financial officers performing similar functions are subject, requires that such individuals carry out their jobs in an honest and ethical manner, in compliance with laws, avoiding conflicts of interest, while implementing and maintaining the Company's public communication and disclosure reporting systems. The Code of Ethics constitutes a "code of ethics" within the meaning of Item 406 of the SEC's Regulation S-K. A copy of the Code of Ethics is available on the Company's website at www.tollgrade.com.

     - The Company has also adopted a Code of Business Conduct and Ethics (the "Code of Business Conduct") applicable to all directors and employees of the Company, including those subject to the Company's Code of Ethics. The Code of Business Conduct covers issues generally applicable to all of the Company's employees, such as: the duty to conduct the Company's business honestly and ethically; avoidance of conflicts of interest; compliance with all laws; the prohibition on insider trading; the prohibition on loans to the Company's executive officers and directors; and the duty to protect the Company's confidential information. The Code of Business Conduct obligates directors and employees to report any conduct that they believe in good faith to be apparent violations of the Code. All employees, without exception, are required to read and certify their continued compliance with the Code of Business Conduct. A copy of the Code of Business Conduct, which is a "code of conduct" as required by Nasdaq listing standards, is available on the Company's website at www.tollgrade.com.

In addition to the compliance reporting mechanisms set forth in the Code of Business Conduct, the Audit Committee of the Board has also implemented, in accordance with SEC rules and Nasdaq listing standards, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, including a mechanism for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

COMMUNICATIONS WITH DIRECTORS

In order to provide the Company's shareholders and other stakeholders with a direct and open means of communication to the Board, the Board has adopted the following procedures for communicating with Directors:

     - Shareholders and other interested persons may communicate with the chairpersons of the Company's Corporate Governance Committee, Nominating Sub-Committee of the Corporate Governance Committee, Audit Committee or Compensation Committee or with the non-management directors of Company as a group by sending an e-mail to investor_relations@tollgrade.com or by mail to Investor Relations Department, Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, PA 15024. The correspondence should specify which of the foregoing is the intended recipient.

     - All communications received in accordance with these procedures will be reviewed initially by the Company's Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate director or directors unless the Investor Relations Department determines that the communication:

              - does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

              - relates to routine or insignificant matters that do not warrant the attention of the Board;

              - is an advertisement or other commercial solicitation or communication;

              -   is frivolous or offensive; or

              -   is otherwise inappropriate for delivery to directors.

     - The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company's Investor Relations Department and only in accordance with the Company's policies and procedures and applicable laws and regulations relating to the disclosure of information.

     - The Company's Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

     - The Corporate Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes to the Board.

FUNCTIONING OF THE BOARD OF DIRECTORS

It is the general policy of the Company that all major decisions are considered by the Board as a whole. As a result, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-held company. Currently, there are four standing committees of the Board: the Compensation Committee; the Corporate Governance Committee; the Investment Committee; and the Audit Committee. In addition, there are two standing sub-committees, the Stock Compensation Sub-Committee of the Compensation Committee and the Nominating Sub-Committee of the Corporate Governance Committee. The members and chairs of each of these committees and sub-committees are selected by the Board upon the recommendation of the Nominating Sub-Committee.

         The Board has determined that Dr. Heibel and Messrs. Barnes, Barry, Egan, Kampmeinert and Mullins are "independent directors" as that term is defined by Rule 4200 of the Nasdaq listing standards.

         The Company's Board of Directors met six times during 2003. All directors attended all of the meetings of the Board of Directors and all committees of the Board of which they were members held during 2003. It is expected that all directors attend the annual meetings of shareholders. All of the Company's directors were present at the 2003 Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The COMPENSATION COMMITTEE reviews and makes recommendations to the Board on salary, incentive compensation practices and benefit programs for the compensation of the Chief Executive Officer and other key employees, and recommends to the Board the amount and method of compensation of the Board members. A subcommittee of the Compensation Committee called the STOCK COMPENSATION SUB-COMMITTEE administers the Company's 1995 Long-Term Incentive Compensation Plan and 1998 Employee Incentive Compensation Plan. The members of the Compensation Committee are Dr. Heibel and Messrs. Barnes, Barry and Kampmeinert. The members of the Stock Compensation Sub-Committee are Dr. Heibel and Mr. Barry. Each member of the Compensation Committee is an "independent director" as defined by Nasdaq listing standards. The Compensation Committee held six meetings in 2003.

         The CORPORATE GOVERNANCE COMMITTEE is charged with, among other things, reviewing and supervising issues of corporate governance and director qualification and independence. The current members of the Corporate Governance Committee are Dr. Heibel and Messrs. Barnes, Barry, Egan, Kampmeinert and Mullins. The Corporate Governance Committee held six meetings in 2003.

         The NOMINATING SUB-COMMITTEE of the Corporate Governance Committee was created by resolution of the Board to make recommendations to it for Board nominees. The Board has adopted a charter for the Nominating Sub-Committee of the Corporate Governance Committee, a copy of which can be found on the Company's website at www.tollgrade.com.

         The charter of the Nominating Sub-Committee provides that the members of the Sub-Committee shall be the current members of the Corporate Governance Committee who are "independent" as defined by applicable SEC rules and Nasdaq listing standards. The current members of the Nominating Sub-Committee are Dr. Heibel and Messrs. Barry and Mullins, each of whom the Board has determined to be "independent" under the relevant standards. Prior to the establishment of the Nominating Sub-Committee in May 2003, three of the Corporate Governance Committee meetings held in 2003 related to board nominee matters. After establishment of the Nominating Sub-Committee, that Sub-Committee held no separate meetings during the remainder of 2003.

         The primary function of the Nominating Sub-Committee under its charter is to identify and recommend to the Board individuals for its nomination for election as directors of the Company. The charter provides that, to fulfill its duties and responsibilities, the Nominating Sub-Committee must:

     - select and recommend to the Board director nominees for election at each annual meeting of shareholders, as well as director nominees to fill vacancies arising between annual meetings of shareholders;

     - if deemed necessary, select and retain an executive search firm to identify qualified candidates to serve as members of the Board, considering effectiveness, responsiveness and other relevant factors, and approve the fees and other compensation to be paid to the executive search firm;

     - determine requirements for, and means of, director orientation and training; and

     - review the charter of the Sub-Committee and assess the performance of the members of the Sub-Committee at least annually and recommend updates and changes to the Board as warranted.

The Nominating Sub-Committee has adopted position specifications applicable to members of the Board, and individuals recommended for nomination to the Board by the Nominating Sub-Committee must meet the qualifications set forth in these position specifications, a copy of which is available on the Company's website at www.tollgrade.com. The specifications provide that a candidate for director should:

     - have a reputation for industry, integrity, honesty, candor, fairness and discretion;

     - be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to the Company's business;

     - be knowledgeable, or be willing and able to become so quickly, in the critical aspects of the Company's business and operations; and

     - be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a corporation.

Among the areas of expertise that the Nominating Sub-Committee seeks in its recommended nominees for the Board are backgrounds in: accounting and finance; telecommunications; international business; investment banking; leadership; business and management; strategic planning; investor relations; executive leadership development; and executive compensation. The Nominating Sub-Committee reviews both newly recommended individuals and incumbent directors against (i) the position specifications applicable to members of the Board, (ii) the relevant independence standards, and (iii) other intangible characteristics, such as perceived abilities of an individual that will increase the quality and knowledge of the Board and/or its committees, and recommends suitable candidates to the Board based upon these criteria.

         The policy of the Nominating Sub-Committee regarding the consideration of director candidates recommended by its shareholders is that the Sub-Committee will consider such candidates on the same basis that it considers its own recommended candidates. Any such recommendations should be communicated to the chairperson of the Nominating Sub-Committee in the manner described above under the subsection entitled "Communications With Directors" and should be accompanied by the same types of information as are required under the Company's Amended and Restated By-laws for shareholder nominees.

         The Company's Amended and Restated By-laws provide that nominations of individuals for election to the Board may be made at any meeting of shareholders by or at the direction of the Board or by any shareholder entitled to vote for the election of members of the Board at the meeting. In order to make a nomination, a shareholder must have provided timely notice in writing to the Secretary of the Company, and any nominee should meet the qualifications established by the Nominating Sub-Committee in the Company's most recent proxy statement. To be timely, a shareholder's notice must be delivered to the Secretary between the close of business on the 60th day and 120th day prior to the first anniversary of the date of the proxy statement for the annual meeting of the Company for the preceding year; provided, however, that if the date of an annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year's annual meeting, or in the case of a special meeting of shareholders, such notice will be timely if it is delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting, and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Delivery of a notice to the Chairperson of the Nominating Sub-Committee pursuant to the terms of this proxy statement shall constitute delivery of the same to the Secretary of the Company under its Amended and Restated By-laws.

         The notice given by a shareholder must contain: (a) all information regarding the shareholder's proposed nominee that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), along with a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; and (c) with respect to both the shareholder giving the notice and the beneficial owner, if any, on whose behalf that nomination is made, the name and address of each as they appear on the Company's books and the class and number of shares of the Company's stock which are owned beneficially and of record by each.

         The INVESTMENT COMMITTEE of the Board is responsible for overseeing the management of the Company's investments. The members of the Investment Committee are Dr. Heibel and Messrs. Egan and Kampmeinert. The Investment Committee met once in 2003.

         The AUDIT COMMITTEE of the Board engages the independent public accountants to audit the financial statements of the Company, reviews the proposed scope and results of the audit, and reviews the scope, adequacy and results of the Company's internal audit and control procedures. During fiscal year 2003, the Board updated the Audit Committee Charter. The original Charter was adopted on August 27, 1996 and was revised in July 1999, October 2000, October 2001, and October 2003. Additional amendments to the Charter were proposed by the Committee and formally adopted by the Board on January 21, 2004. Since the Company's last proxy statement, the Charter has been amended to provide that, among other things, the Audit Committee:

     - has sole authority to appoint or replace the Company's independent auditors;

     - must approve all auditing and permitted non-auditing services to be provided to the Company by its outside auditor;

     - shall establish procedures for receiving and handling complaints regarding the Company involving accounting, internal control and auditing matters, including a means for employees of the Company to submit such concerns in a confidential and anonymous manner;

     -   manages the Company's implementation of its Code of Ethics; and

     - has the responsibility of evaluating potential conflicts of interest between the Company and its officers, directors and employees.

The complete text of the amended Audit Committee Charter is reproduced in Exhibit A to this proxy statement. The current members of the Audit Committee are Dr. Heibel and Messrs. Barry and Mullins. Each of the members of the Audit Committee is "independent" as that term is defined by both Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing standards.

         The Board has determined that each of Messrs. Barry and Mullins is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the "Committee") is composed of three directors, each of whom is "independent" as defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing standards. The Committee operates under a written Audit Committee Charter (the "Charter") adopted by the Board of Directors which was last reviewed and revised by the Board on January 21, 2004, a copy of which is attached as Exhibit A to this proxy statement.

                  Management is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee is charged with the duty to monitor and oversee these processes.

                  Pursuant to the Charter, the primary responsibilities of the Committee are to assure the directors, regulators and shareholders that the Company's business controls are adequate and effective, that the Company's financial accounting and reporting practices are of the highest quality and that the Company is complying with applicable rules and regulations relating thereto. In this regard, the Charter charges the Committee with the responsibility of overseeing the activities of the Company's outside auditors as they relate to the preparation and issuance of audit reports and related work. The Committee has sole authority to select, determine the compensation paid to, and replace the Company's outside auditors. The Committee must pre-approve all audit and permitted non-audit services to be performed by the auditor.

         The Charter further provides that the Committee shall always consist of no less than three members, all of whom must be independent directors. If at any time a member of the Committee is no longer independent, or if the resignation of a Committee member or any other event leaves the Committee with less than three members, it is expected that the Board will replace the non-independent or departed director in a timely fashion.

         The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Charter. To carry out its responsibilities, the Committee met eight times during fiscal year 2003.

         The Committee met with both management and the Company's outside independent auditors, PricewaterhouseCoopers LLP ("PwC"), to review and discuss the Company's 2003 year-end financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review included discussion with PwC of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Committee discussed with PwC matters relating to PwC's independence, including disclosures made by PwC to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). PwC informed the Committee that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Independence Standards Board. The Committee also considered whether the non-audit consulting services provided by PwC could have impaired its independence and concluded that the provision of such services had not and has not impaired PwC's independence.

         On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE:

         Daniel P. Barry, Chairman

         Richard H. Heibel, M.D.

         Brian C. Mullins

THE FOREGOING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

COMPENSATION OF DIRECTORS

During 2003, the Board increased the compensation levels for its non-employee directors, based upon the recommendation of the Compensation Committee, and consideration of market analyses performed internally and by an outside executive compensation consultant. This increase was the first since the Company's initial public offering in 1995. Following the modification, non-employee directors receive an annual retainer of $12,000, a fee of $1,000 for attendance at each Board meeting and a fee of $750 for attendance at each committee meeting. Further, chairpersons of Board committees receive an additional annual retainer of $4,000.

         Pursuant to amendments to the Company's 1995 Long-Term Incentive Compensation Plan, the Board is permitted to make grants and awards under the 1995 Plan from time to time to non-employee directors. In July 2003, the Board adopted a policy regarding stock option grants to directors, pursuant to which 5,000 non-qualified stock options will be granted in December of each year to each of the non-employee directors, unless otherwise determined by the Board.

         During 2003, the Board made non-qualified stock option grants pursuant to this policy under the Company's 1995 Long-Term Incentive Compensation Plan in the amount of 5,000 shares of Common Stock to each of its non-employee directors: James J. Barnes; Daniel P. Barry; David S. Egan; Dr. Richard H. Heibel; Robert W. Kampmeinert; and Brian C. Mullins. These option grants were made with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, were immediately exercisable and remain outstanding for a period of ten years. If a non-employee director ceases to be a director for any reason other than resignation, removal for cause or death, then the options are exercisable for a period of one year from the date the non-employee director ceases to be a director or the expiration date of such options, whichever is shorter.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding compensation received in all capacities by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the years ended December 31, 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION AWARDS

                                           ANNUAL COMPENSATION               RESTRICTED     SECURITIES       ALL OTHER
                                                                               STOCK        UNDERLYING      COMPENSATION
NAME/PRINCIPAL POSITION          YEAR       SALARY ($)        BONUS ($)       AWARDS ($)     OPTIONS (#)         ($)
Christian L. Allison,            2003      $212,200          $13,485(1)       - - - -        - - - -           - - - -
Chief Executive Officer          2002      $241,177          - - - -          - - - -        - - - -           - - - -
                                 2001      $270,923          - - - -          - - - -         22,000           - - - -

David J. Breiter, General        2003      $130,581(2)       $45,000(3)       - - - -         15,000           - - - -
Manager, Cable Products

Wylie E. Etscheid,               2003      $189,641          $ 6,765(1)       - - - -        - - - -           - - - -
Executive Vice President,        2002      $189,623          $ 5,000(4)       - - - -          4,000           - - - -
New Business Development, OSS    2001      $ 62,774(5)       $25,000(6)       - - - -        - - - -           - - - -
Products

Mark B. Peterson,                2003      $202,996          $10,139(1)       - - - -        - - - -           - - - -
President                        2002      $202,977          - - - -          - - - -         10,000           - - - -
                                 2001      $198,044          - - - -          - - - -         27,000           - - - -

Gregory L. Quiggle,              2003      $225,004          $11,238(1)       - - - -        - - - -           - - - -
Executive Vice President,        2002      $225,004          - - - -          - - - -          1,500           - - - -
Marketing                        2001      $ 86,540(7)       - - - -          - - - -        - - - -          $108,005 (8)

(1) Represents a discretionary bonus paid under the Management Incentive Compensation Plan. Bonus was paid in 2004, based on 2003 performance.

(2) Mr. Breiter was hired on February 14, 2003, and this represents his prorated salary for the year.

(3) Represents a special incentive bonus paid to Mr. Breiter in 2004, based on 2003 performance.

(4)   Represents payment to Mr. Etscheid of a special incentive bonus.

(5) Mr. Etscheid was hired on September 4, 2001, and this represents his prorated salary for the year.

(6)   Represents a signing bonus paid to Mr. Etscheid.

(7) Mr. Quiggle was hired on August 13, 2001, and this represents his prorated salary for the year.

(8)   Represents payment to Mr. Quiggle for relocation expenses.

The following table sets forth information concerning the number of shares underlying stock options granted during the fiscal year ended December 31, 2003 to the Named Executive Officers and certain other information regarding stock options.

                            OPTIONS GRANTED IN 2003

                                                                                              POTENTIAL REALIZABLE VALUE OF
                                                                                              ASSUMED ANNUAL RATES OF STOCK
                                       INDIVIDUAL GRANTS                                   PRICE APPRECIATION FOR OPTION TERM(3)
                                --------------------------------                           ------------------------------------
                                    NO. OF         % OF TOTAL
                                  SECURITIES        OPTIONS
                                  UNDERLYING       GRANTED TO     EXERCISE
                                   OPTIONS        EMPLOYEES IN   PRICE/SHARE   EXPIRATION
        NAME                    GRANTED (#)(1)      2003(2)         ($/SH)        DATE           5%               10%
Christian L. Allison                - - - -         - - - -        - - - -      - - - -         - - - -           - - - -
David J. Breiter                     15,000(4)      12.4275%       $ 12.55      3-20-13     $118,389.41       $300,022.02
Wylie E. Etscheid                   - - - -         - - - -        - - - -      - - - -         - - - -           - - - -
Gregory L. Quiggle                  - - - -         - - - -        - - - -      - - - -         - - - -           - - - -
Mark B. Peterson                    - - - -         - - - -        - - - -      - - - -         - - - -           - - - -

(1) Options were granted pursuant to the 1995 Long-Term Incentive Compensation Plan (the "Plan"). The exercise price per share was equal to the fair market value of the Company's Common Stock on the date of grant, as calculated in accordance with the Plan. Fair market value is the average of the high and low sales prices of the Company's Common Stock on the date of grant on the NASDAQ National Market System as reported in The Wall Street Journal. The exercise price may be paid in cash, in shares of Common Stock or in any combination of cash and such shares.

(2) A total of 120,700 options to purchase Common Stock of the Company were granted to employees and non-employee directors of the Company in the year ended December 31, 2003.

(3) The 5% and 10% assumed annual rates of stock price appreciation do not reflect actual changes in the fair market value of the Company's Common Stock since the date of grant. The information in the table is provided in accordance with the rules of the SEC regarding the disclosure of compensation of executive officers. The information is not intended to forecast possible future stock price appreciation, if any.

(4) Options are first exercisable in three equal installments on March 20, 2003, March 20, 2004 and March 20, 2005.

                           OPTION EXERCISES AND VALUES

The following table sets forth certain information concerning exercises of stock options during the fiscal year ended December 31, 2003 by each of the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers on December 31, 2003.

      AGGREGATED OPTION EXERCISES IN 2003 AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT 12-31-03                AT 12-31-03 (#)(2)
                                 SHARES           VALUE
                              ACQUIRED AT        REALIZED
        NAME                  EXERCISE (#)        ($)(1)        EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
Christian L. Allison                   0                0         266,054               0        $2,008,606.62     $     0.00
David J. Breiter                       0                0           5,000          10,000        $   24,900.00     $49,800.00
Wylie E. Etscheid                   1000          $ 7,505          41,667           1,333        $    2,825.56     $ 5,434.43
Mark B. Peterson                       0                0          56,668           3,332        $  220,898.73     $11,393.77
Gregory L. Quiggle                     0                0          56,000             500        $    8,045.00     $ 4,022.50

(1) The value realized is the difference between the aggregate fair market value of the shares acquired upon exercise and the aggregate exercise price.

(2) The value of unexercised in-the-money stock options is the difference between aggregate fair market value of shares covered by stock options with an exercise price less than fair market value at December 31, 2003 and the aggregate exercise price of such stock options (exercise prices range from $6.00 to $55.8985).

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

The primary function of the Compensation Committee (the "Committee") is to assist the Board of Directors of Tollgrade Communications, Inc. (the "Company") in ensuring that the officers and management personnel of the Company are effectively compensated in terms of salaries and other benefits which are externally competitive and advance the long term interests of the Company's shareholders. The Committee's primary means of achieving this purpose is its administration of the Company's compensation program for executive officers. The Committee is comprised of non-employee directors, all of whom have been determined by the Board of Directors to be "independent" under the relevant SEC rules and Nasdaq listing standards.

COMPENSATION PHILOSOPHY

The Company's compensation philosophy is designed to attract and retain key employees of outstanding ability, including executive officers, to motivate employees to perform to the full extent of their abilities, to ensure that compensation is competitive with other leading companies in the Company's industry and with companies of similar size, to reward employees for corporate, group and individual performance and to align the compensation of executive officers with the creation of long-term shareholder value. From time to time, the Committee has utilized the services of independent compensation consultants to assist it in development of an overall compensation strategy.

COMPENSATION OF EXECUTIVE OFFICERS

BASE SALARY

The Company's compensation program for 2003 consisted of base salary and an opportunity for payment of a bonus under the Company's Management Incentive Compensation Plan (the "MICP"). In determining executive officer base salaries for 2003, the Committee took into account such factors as competitive industry salaries, the contribution and experience of each particular officer and the recommendations of Chris Allison, the Company's Chief Executive Officer. With the exception of Mr. Breiter, who was hired as part of the Company's acquisition of the Cheetah cable product line and whose compensation package was negotiated as part of that transaction, the 2003 salaries for the Named Executive Officers listed in the proxy statement were approved by the Compensation Committee. In establishing the salaries for those Named Executive Officers, the Committee applied the above criteria and also considered the recommendations of Mr. Allison. The 2003 salaries for other executive officers not listed in the Summary Compensation Table in this proxy statement were determined by Mr. Allison utilizing performance-based criteria, again taking into account such factors as competitive industry salaries and the contribution and experience of the particular officer.

BONUSES

The Committee also administers the Company's MICP. The MICP applies to the Chief Executive Officer and all other executive officers. The objectives of the MICP are to: (i) increase the growth and profitability of the Company in a manner which is consistent with the goals of the Company, its shareholders and its employees; (ii) provide executive compensation which is competitive with other high-tech companies and provide the potential for payment of meaningful cash awards; (iii) attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities; and (iv) motivate and reward those members of management who contribute to the success of the Company. Awards made under the MICP are based upon certain Company performance objectives, taking into account the effect of the aggregate bonus payment. Individual awards are based 80% on the achievement of Company financial goals and 20% on the achievement of individual goals. All eligible employees are provided with a group designation, which determines the percentage of their base salary to be paid as a bonus, provided the performance objectives are met. Under the MICP, if the Company exceeds its stated operating income goal for the fiscal year and other requirements are met, eligible employees are awarded up to 110% of the amount ascribed to them individually by designation.

         Although the Company's did not meet its stated operating income goal for 2003, given the Company's performance in a difficult market, the Board of Directors approved payment of a bonus to all employees under the discretionary payment provisions of the MICP. These bonuses equaled approximately 14% of the payments that would have been received by all employees under the MICP if 100% of the Company's 2003 operating income goal had been met. This discretionary bonus was paid in 2004 to four of the five Named Executive Officers based on 2003 performance. Mr. Breiter, who was awarded a separate incentive bonus based on certain performance goals, which bonus was approved by the Committee, did not receive this MICP discretionary payment.

LONG-TERM INCENTIVE COMPENSATION

Long-term incentive compensation is provided to executive officers through the Company's 1995 Long-Term Incentive Compensation Plan (the "Plan"). Under the Plan, stock option awards are based upon executive management's and the Committee's subjective judgment concerning the responsibilities of the individual, the nature and value to the Company of his or her services, his or her present and/or potential contribution to the success of the Company and any other factors deemed relevant. Stock option grants are intended to tie the interests of the executive officers and other employees to the long-term performance of the Company. The Compensation Committee believes that such awards provide an effective incentive for the recipients to increase shareholder value over the long-term. Information on stock options granted in fiscal year 2003 is contained elsewhere in this Proxy Statement.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The compensation program for Mr. Allison is comprised of base salary, stock option grants and the opportunity for a bonus payment under the MICP. Although Mr. Allison has an employment agreement which sets forth his base salary at $315,000, Mr. Allison had requested that his salary be paid at a reduced rate of $252,000 in 2002. In 2003, Mr. Allison again requested that his base salary be decreased from $252,000 annually to $212,000. Although the Committee determined that it would have paid Mr. Allison's contracted salary in applying the overall criteria used to determine appropriate compensation, the Committee accepted Mr. Allison's request and Mr. Allison's salary was reduced accordingly. For 2004, the Committee determined that Mr. Allison's salary should be reinstated at the contracted level. Mr. Allison was not present during the deliberations of or voting by the Compensation Committee on his compensation program. In addition to his base salary for 2003, Mr. Allison was awarded a bonus under the discretionary provisions of the MICP in 2004 based on 2003 performance as described above.

TAX POLICY

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows any federal income tax deductions for the Company for compensation paid to the Chief Executive Officer and any of the other four highest compensated executive officers in excess of $1 million each in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based. The Plan is structured to permit grants of stock options and certain other awards to be eligible for this performance-based exception (so that compensation upon exercise of such options or receipt of such awards, as the case may be, should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the Plan, such as restricted stock) currently are not eligible for this performance-based exception, although the value of such payments and awards, when combined with other includable compensation, is well below the $1 million limit. The Committee has taken and intends to continue to take whatever actions are necessary to minimize the Company's non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Committee believes to be an important element of the Company's executive compensation program.

MEMBERS OF THE COMPENSATION COMMITTEE:

         Robert W. Kampmeinert, Chairman

         James J. Barnes

         Daniel P. Barry

         Richard M. Heibel, M.D.

THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

                    AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Mr. Allison is employed pursuant to an employment agreement with the Company dated December 13, 1995, as later amended. The employment agreement, as amended, provides for a base annual salary of $315,000, with such increases as the Compensation Committee may determine. Mr. Allison is also entitled to receive annual bonuses based upon the achievement of performance objectives established by the Compensation Committee. The agreement had an initial term of two years and is automatically extended for successive additional terms of one year, unless terminated by either the Company or Mr. Allison. Mr. Allison asked that his base salary be reduced below the contractual level in both 2002 and 2003. Mr. Allison's salary was reduced accordingly effective September 26, 2002, and he was paid $241,200 and $212,200 for calendar years 2002 and 2003, respectively.

The agreement provides for certain severance payments upon termination of employment. Such payments vary depending upon whether a "change in control" of the Company (as defined below) has occurred. If, within six months prior to a change in control or three years after a change in control, Mr. Allison's employment is terminated by the Company for any reason other than "for cause" (as defined in the agreement), or is terminated by Mr. Allison after a change in control "for good reason" (as defined in the agreement), Mr. Allison is entitled to a severance payment of three times the sum of (i) Mr. Allison's annual base salary at the time of termination or change in control plus (ii) the average annual cash award received by Mr. Allison as incentive compensation or bonus for the two calendar years preceding the time of termination or change in control.

         If, absent a change in control, Mr. Allison's employment is terminated by the Company for any reason other than for cause, Mr. Allison is entitled to a severance payment of two times the sum of (i) Mr. Allison's annual base salary at the time of termination plus (ii) the average annual cash award received by Mr. Allison as incentive compensation or bonus for the two calendar years preceding the time of termination.

         If Mr. Allison's employment is terminated at the end of any term of the agreement by the Company upon giving notice at least six months prior to the end of the then current term of the agreement, the Company is required to pay to Mr. Allison a severance amount of two times his base salary plus bonus (if no change in control has occurred) or three times his base salary plus bonus (if a change in control has occurred).

         If Mr. Allison's employment is terminated by the Company for cause, by Mr. Allison other than for good reason after a change in control, or as a result of Mr. Allison's death, disability or retirement, no severance payment is due.

         The employment agreement defines a "change in control" as a determination (which may be made effective as of a particular date specified by the Board) by the Board that a change in control has occurred or is about to occur. Such a change does not include, however, a restructuring, reorganization, merger or other change in capitalization in which the persons who own an interest in the Company as of the date of the employment agreement maintain more than a 65% interest in the surviving entity. Regardless of the Board's vote on the matter, or whether or not the Board votes at all, a change in control will be deemed to have occurred as of the first day any one or more of the following occurs:

     - any person (other than the person in control of the Company as of the date of the employment agreement, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company's then outstanding securities; or

     -   the shareholders of the Company approve:

         (i)      a plan of complete liquidation of the Company; or

         (ii) an agreement for the sale or disposition of all or substantially all of the Company's assets; or

         (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

However, in no event will a change in control be deemed to have occurred with respect to the executive if the employee is part of a purchasing group which consummates the change in control transaction.

                          CHANGE IN CONTROL AGREEMENTS

The Company has entered into change in control agreements with each of the Named Executive Officers. These agreements are not employment agreements and do not guarantee the continuation of employment for any particular period of time. Each agreement provides for certain severance payments to the Named Executive Officers upon termination of employment as a result of a change in control of the Company. If within six months prior to a change in control or three years after a change in control, a Named Executive Officer's employment is terminated by the Company other than "for good reason" (as defined in the agreements), that Named Executive Officer is entitled to a severance payment of a maximum of two times the sum of (i) that Named Executive Officer's annual base salary at the time of the change in control, plus (ii) the average annual cash award received by that Named Executive Officer as incentive compensation or bonus for the two calendar years preceding the time of termination or change in control. As used in these agreements, "change in control" is defined the same way as such term is used in Mr. Allison's employment agreement as described above.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the Company's fiscal year ended December 31, 2003, the members of the Compensation Committee were Dr. Richard H. Heibel, James J. Barnes, Daniel P. Barry and Robert W. Kampmeinert. Mr. Kampmeinert is Chairman, President, Chief Executive Officer and Director of Parker/Hunter Incorporated, an investment banking firm. Parker/Hunter performed investment banking services on behalf of the Company during 2003 and it is expected that the Company will continue to utilize Parker/Hunter's services during 2004. Mr. Barnes is a partner and attorney with the law firm of ReedSmith LLP, which performed legal services on behalf of the Company in 2003.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of January 15, 2004 by: (i) each director and director nominee; (ii) each of the Named Executive Officers named in the Summary Compensation Table included under the caption "Compensation of Executive Officers" in this proxy statement; (iii) each other person who is known by the Company to beneficially own 5% or more of its Common Stock; and
(iv) all current directors and executive officers as a group. The information in the table concerning beneficial ownership is based upon information furnished to the Company by or on behalf of the persons named in the table.

         NAME AND ADDRESS OF                       AMOUNT AND NATURE OF         PERCENTAGE OF COMMON
         BENEFICIAL OWNER (1)                    BENEFICIAL OWNERSHIP (2)       STOCK OUTSTANDING (3)
-------------------------------------------    ---------------------------    -------------------------
Christian L. Allison                                  283,544  (4)                       2%
James J. Barnes                                        26,200  (4)                       *
Daniel P. Barry                                        50,500  (4)                       *
David J. Breiter                                        5,000  (4)                       *
David S. Egan                                          40,000  (4)                       *
Wylie E. Etscheid                                      41,767  (4)                       *
Richard H. Heibel                                     205,504  (4)(5)                    2%
Robert W. Kampmeinert                                  73,000  (4)(6)                    *
Brian C. Mullins                                       11,000  (4)                       *
Mark B. Peterson                                       56,668  (4)                       *
Gregory L. Quiggle                                     56,000  (4)                       *
All directors and executive officers as a
group (23 persons)                                  1,110,773  (4)                       8%
Other Principal Shareholders:

Brown Capital Management, Inc.
1201 N. Calvert Street
Baltimore, MD  21020                                2,153,550  (7)                      16%

Thomson Horstmann & Bryant, Inc.
Park 80 West, Plaza Two
Saddle Brook, NJ  07663                               692,600  (8)                       5%

Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA  94105-2228                         683,261  (9)                       5%

*Less than 1%

(1) If not provided above, the address of listed shareholders is c/o Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, Pennsylvania 15024.

(2) Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite his name. The inclusion of any shares of stock deemed to be beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3) The number of shares outstanding includes 13,580,370 shares of Common Stock outstanding as of January 15, 2004, plus any shares subject to outstanding stock options that were exercisable within 60 days after January 15, 2004, held by the person or persons in question.

(4) Includes options that were exercisable or exercisable within 60 days after January 15, 2004, issued to the following persons for the following amounts: Christian L. Allison, 266,054; James J. Barnes, 20,000; Daniel P. Barry, 44,000; David J. Breiter, 5,000; David S. Egan, 39,000; Wylie E. Etscheid, 41,667; Dr. Richard H. Heibel, 109,100; Robert W. Kampmeinert, 58,000; Brian C. Mullins, 10,000; Mark B. Peterson, 56,668; Gregory L. Quiggle, 56,000; and all directors and executive officers as a group, 942,594.

(5) Includes 50,438 shares held by the spouse of Dr. Heibel, as to which shares Dr. Heibel shares voting and dispositive power.

(6) Includes 15,000 shares held by Parker/Hunter Incorporated, of which Mr. Kampmeinert is Chairman and Chief Executive Officer; voting and disposition of such shares are administered by a committee of which Mr. Kampmeinert is a member, but by committee charter, Mr. Kampmeinert has no authority to direct the voting or disposition of such shares.

(7) Information taken solely from the Schedule 13G/A filed with the Commission by Brown Capital Management, Inc. ("BCM") on February 11, 2004, reflecting ownership of the Company's Common Stock as of December 31, 2003. The filing reflects that BCM has sole voting power over 1,057,650 shares and sole dispositive power over 2,153,550 shares.

(8) Information taken solely from the Schedule 13G filed with the Commission by Thomson Horstmann & Bryant, Inc. ("THB") on January 21, 2004, reflecting ownership of the Company's Common Stock as of December 31, 2003. The filing reflects that THB has sole voting power over 365,400 shares and sole dispositive power over 692,600 shares.

(9) Information taken solely from the Schedule 13G filed with the Commission by Barclays Global Investors, N.A. ("Barclays") on February 13, 2004, reflecting ownership of the Company's Common Stock as of December 31, 2003. The filing reflects that Barclays has sole voting and dispositive power over 586,587 shares. The report disclosed shares held by Barclays in trust accounts for Barclays Global Investors, N.A., Barclays Global Fund Advisors and Barclays Bank, PLC in the amounts of 438,213, 240,348 and 4,700 shares, respectively.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The following line graph compares percentage changes in the cumulative total return on the Company's Common Stock against the cumulative total return of the Standard & Poor's Composite 500 Stock Index and the Nasdaq Telecommunications Index (measured in accordance with the rules of the SEC for the period commencing January 1, 1999 and ending December 31, 2003). The calculation of total cumulative return assumes a $100 investment on January 1, 1999 in the Company's Common Stock, the Standard & Poor's Composite 500 and the Nasdaq Telecommunications Index and assumes the reinvestment of dividends.

[LINE CHART]

                                 12/31/99  12/31/00  12/31/01  12/31/02  12/31/03
                                 --------  --------  --------  --------  --------
Tollgrade Communications, Inc.   $    100  $ 211.60  $  91.40  $  35.20  $ 149.40
NASDAQ Telecommunications Index  $    100  $  42.60  $  66.90  $  46.00  $ 166.20
S&P 500                          $    100  $  91.10  $  88.20  $  77.80  $ 128.80

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Section 16 Persons"), to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely upon its review of the copies of such forms received by it, or written representations from certain
Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that for its fiscal year ended December 31, 2003, the
Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, except that Form 3s were inadvertently failed to be filed on a timely basis to report initial holdings following the promotions of Jeffrey Tatusko and Eric Sucharski to positions that qualified them as Section 16 Persons.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kampmeinert is the Chairman, President, Chief Executive Officer and Director of Parker/Hunter Incorporated, an investment banking firm to which the Company paid fees in the amount of $499,296.00 for services rendered in 2003. Mr. Barnes is a partner and attorney and Mr. Egan is the Chief Marketing Officer in the law firm of ReedSmith LLP, to which the Company paid fees in the amount of $1,468.00 for services rendered in 2003. See the disclosure provided under "Compensation Committee Interlocks and Insider Participation."

         Gregory Quiggle was hired by the Company as Executive Vice President of Marketing on August 13, 2001. In connection with the recruitment of Mr. Quiggle, the Company made a loan to Mr. Quiggle in the amount of $210,000 pursuant to a Promissory Note (the "Note") with interest accruing at 5% per annum. On August 20, 2001, Mr. Quiggle made a payment toward the principal balance of the Note in the amount of $48,000, thereby reducing the outstanding principal balance of the Note to $162,000. Beginning in 2003, Mr. Quiggle has made payments of principal and interest that further reduced the balance of the Note to $160,870 as of February 6, 2004. The remaining outstanding balance of the Note is due and payable on or before the earlier of (i) May 2, 2008, (ii) the date of termination of Mr. Quiggle's employment with the Company, or (iii) the date that Mr. Quiggle sells or otherwise transfers ownership of all or a portion of 40,200 shares of common stock of Acterna LLC, which shares are being held by the Company as collateral for payment of the Note.

                             INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors of the Company has selected PricewaterhouseCoopers LLP ("PwC") to serve as the independent public accountants for the Company for the fiscal year ending December 31, 2004. PwC or its predecessor, Coopers & Lybrand, LLP, has served at the Company's independent public accountants since the initial public offering of the Company's stock in 1995. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

         As of May 2003, the Audit Committee has required that all non-audit services to be performed by outside independent accounts be approved in advance by the Committee, and in October 2003, the Audit Committee Charter was amended to that effect.

AUDIT FEES

The aggregate estimated fees for professional services rendered by PwC for the audit of the Company's annual financial statements for fiscal years ended December 31, 2003 and December 31, 2002, and the review of the Company's interim financial statements for those fiscal years, were $190,850 and $175,000, respectively.

AUDIT-RELATED FEES

The aggregate estimated fees for assurance and related services rendered by PwC that are reasonably related to the audit or review of the Company's financial statements and that are not disclosed under the caption "Audit Fees" above were $104,770 and $88,540 for the fiscal years ended December 31, 2003 and December 31, 2002, respectively. In 2003, the audit-related services consisted of the audit and related services for the Company's 401(k) plan and services relating to the Company's acquisition of the cable status monitoring product line from Acterna, LLC on February 13, 2003 (the "Cable Acquisition"). In 2002, these fees related to the audit and related services for the Company's 401(k) plan and the Cable Acquisition. The Audit Committee pre-approved 100% and 53% of these Audit-Related Fees in 2003 and 2002, respectively.

TAX FEES

The aggregate estimated fees for professional services rendered by PwC for tax compliance, tax advice and tax planning were $26,705 and $40,470 for the years ended December 31, 2003 and December 31, 2002, respectively. The Audit Committee pre-approved 100% of these Tax Fees in both 2003 and 2002.

ALL OTHER FEES

The aggregate estimated fees billed for services rendered by PwC for all other services provided to the Company for the years ended December 31, 2003 and December 31, 2002 were $69,903 and $0, respectively. The 2003 fees are principally attributable to services relating to the Company's due diligence activities for a potential acquisition that was not consummated. The Audit Committee pre-approved 100% of these Other Fees.

                                 OTHER BUSINESS

The Board of Directors does not know at this time of any other matter or further business that may come before the Annual Meeting, but, if any such matters should hereafter become known or determined and be properly brought before such meeting for action, the proxy holders will vote upon the same according to their discretion and best judgment.

                            EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, in a limited number of instances, officers, directors and regular employees of the Company may, for no additional compensation, solicit proxies in person or by telephone. The Company may also hire a proxy solicitation firm, the costs of which are not determined at this time but which would be paid by the Company.

                              SHAREHOLDER PROPOSALS

For shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented at the Company's annual meeting of shareholders in 2005 and included in the Company's proxy statement, such proposals must be submitted and received by the Secretary of the Company at the Company's principal offices, Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, Pennsylvania 15024, on or before November 16, 2004.

         In addition, Section 3.17 of the Amended and Restated By-laws of the Company requires that any shareholder intending to present a proposal for action at an annual meeting must give written notice of the proposal to the secretary of the Company, containing the information specified in Section 3.17, not later than the notice deadline determined under such Section 3.17. This notice deadline will generally be 60 days prior to the anniversary date of the Company's proxy statement for the annual meeting for the previous year, or January 15, 2005 for the Company's annual meeting of shareholders in 2005. Any shareholder proposal received by the Secretary of the Company after January 15, 2005 will be considered to be untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2003, BY WRITING TO THE CORPORATE SECRETARY, TOLLGRADE COMMUNICATIONS, INC., 493 NIXON ROAD, CHESWICK, PA 15024.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE THE REPRESENTATION OF YOUR SHARES. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

/s/ Sara M. Antol

Sara M. Antol

General Counsel and Corporate Secretary

March 15, 2004

                                    EXHIBIT A
                             AUDIT COMMITTEE CHARTER
                             (Last Revised 1/21/04)

The Board of Directors of Tollgrade Communications, Inc. (the "Corporation") hereby establishes the following charter for the function and operation of the Audit Committee.

ORGANIZATION AND MEMBERSHIP

The Audit Committee is a committee of the Board of Directors of the Corporation. The membership of the Audit Committee shall consist of at least three members of the Board of Directors, all of whom are considered "independent" as defined in applicable Securities and Exchange Commission ("SEC") rules and regulations and National Association of Securities Dealers ("NASD") listing rules. No Audit Committee member may, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or another Committee of the Board of
Directors: (i) accept any consulting, advisory or other compensatory fee from the Corporation; or (ii) be an affiliated person of the Corporation or any subsidiary thereof.

         Members of the Audit Committee shall serve at the pleasure of the Board. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors upon the recommendation of the Nominating Sub-Committee of the Corporate Governance Committee. The Board of Directors shall consider a nominee's background before appointment to the Audit Committee; it is a requirement that each appointed Audit Committee member be able to read and understand the fundamental financial statements of the Corporation at the time of the appointment or soon thereafter. In addition, the Chairman of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in finance or accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Corporation further intends that at least one of the Audit Committee members be a "financial expert," as defined in applicable SEC rules and regulations; during periods of time when and if the Audit Committee membership does not comply with this requirement, the Corporation will disclose that fact and explain why no such expert serves on the Audit Committee.

         The duties and responsibilities of a member of the Audit Committee are in addition to those duties required for a member of the Board of Directors.

PURPOSE

The Audit Committee shall provide assistance to the Board of Directors in carrying out its responsibilities as they relate to the following:

-   business risk and control

-   internal and external audit

-   accounting systems

-   financial reporting systems

-   compliance with regulatory, legal and tax requirements

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee is expected to:

1. Review and reassess the adequacy of the Audit Committee's charter annually and recommend to the Board any revisions thereto.

2. Maintain sole authority to appoint or replace the independent accountants. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolving disagreements between management and the independent accountants regarding financial reporting-related issues) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Audit Committee.

3. Review and approve, in advance, all auditing services and permitted non-audit services (including the fees, scope and terms thereof) to be performed for the Corporation by its independent accountant, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(I)(B) of the Exchange Act that are approved by the Audit Committee before the audit is completed. The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee for its approval at the next Audit Committee meeting.

4. Review and recommend to the Board the concurrence in the appointment, replacement, reassignment or dismissal of the Chief Financial Officer.

5. Obtain a formal written statement from the independent accountant, on an annual basis, delineating all relationships between the independent accountant and the Corporation, consistent with Independence Standards Board Statement 1 and applicable SEC rules and regulations relating to auditor independence, actively engage in dialogue with the independent accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant, and take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accountant and further ensure the rotation of the audit team as required by law.

6. Inquire of executive management, the Chief Financial Officer and the independent accountant about significant risks of loss exposure for the Corporation and assess the steps management has taken to minimize such risks to the Corporation.

7. Consider and review with the independent accountant and the Chief Financial Officer:

         a. The adequacy of the Corporation's internal controls including computerized information system controls and security.

         b. Any related significant findings and recommendations of the independent accountant and internal auditing together with management's responses thereto.

8. Review with management and the independent accountant at the completion of each quarterly reporting period but before public announcement of results, the earnings release and financial statements related thereto, and inquire as to the results of the independent accountant's review, which is to be completed in accordance with SAS 71.

9. Review with management and the independent accountant the Corporation's financial statements contained in the Corporation's quarterly reports on Form 10-Q, including the disclosures made in management's discussion and analysis ("MD&A") prior to filing of such reports, including the results of the independent accountant's review of the quarterly financial statements.

10. Review with management and the independent accountant at the completion of the annual examination:

         a. The Corporation's annual financial statements and related footnotes contained in the Corporation's annual report on Form 10-K, including disclosures made in the MD&A, prior to filing of such reports.

         b. The independent accountant's audit of the financial statements and his or her report thereon and the Corporation's critical accounting policies.

         c. Any significant changes in the independent accountant's audit plan.

         d. Any serious difficulties or disputes with management encountered during the course of the audit.

         e. Other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under generally accepted auditing standards or by law.

11. Establish procedures for receiving, retaining and treating complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

12. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

13. Review with the General Counsel legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and programs and reports received from regulators.

14. Meet with the independent accountant and management at least annually in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

15. The Audit Committee shall report in the Corporation's annual proxy statement as to whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received from the independent accountant the disclosures regarding the independent accountant's independence required by Independence Standards Board Standard No. 1 and discussed with the independent accountant the independent accountant's independence. The report shall also state whether, based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

16. Review with management and assess the adequacy of the Corporation's Code of Ethics, as it applies to the Chief Executive Officer, Chief Financial Officer and Controller, or persons providing similar functions.

17. Prepare and provide to management and the Board of Directors, on an annual basis, a budget of the funding required by the Audit Committee to fulfill its responsibilities as outlined in this Charter.

18. Perform the functions of a qualified legal compliance committee ("QLCC"), within the meaning of Rule 205.2(k) promulgated by the SEC, to receive reports of evidence of material violations (as defined in Rule 205.2(i) of the SEC) by the Company or any of its officers, directors, employees or agents. In its capacity as QLCC, the Committee shall maintain written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation, pursuant to Rule 205.2(k)(2). The Committee shall perform the functions of the QLCC in accordance with such procedures and with applicable laws.

         19. Review and approve any "related party transactions" for potential conflict of interest situations, as such transactions may be presented to the Committee by management. For purposes of this Charter, "related party transactions" shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

         20. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

         21. Perform such other functions as assigned by law, the Corporation's Articles of Incorporation or Bylaws or the Board of Directors.

In fulfilling its responsibilities, the Audit Committee is expected to maintain free and open communications with the Chairman, Chief Executive Officer, Chief Financial Officer and the Controller as well as the Corporation's independent auditors and may communicate with or make inquiries of any other officer of employee of the Corporation or the Corporation's outside legal counsel. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal counsel, accountants or other advisors to assist it from time to time. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, to compensate for these services, for all activities set forth in this Charter, as well as for any other ordinary administrative expenses of the Audit Committee that are necessary and appropriate in carrying out its duties.

         The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

         While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the Audit Committee's duty to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate, or are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent accountant.

                                                            Please Mark Here [ ]
                                                            for Address
                                                            Change or
                                                            Comments
                                                            SEE REVERSE SIDE

1. ELECTION OF DIRECTORS                            2. In his or her discretion,
   FOR A TERM EXPIRING IN      FOR       WITHHOLD      the Proxy is authorized
   2007: 01 RICHARD H.     all nominees AUTHORITY      to vote upon such other
   HEIBEL AND 02 ROBERT W.  (expect as  to vote for    business as may be
   KAMPMEINERT              indicated) all nominees    properly brought before
                               [ ]        [ ]          this meeting.
INSTRUCTION: To withhold
authority to vote for any
individual nominee(s),
write the names of such
nominee(s) in the space
provided:

___________________________________

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SIGNATURE________________________ SIGNATURE(S)____________________ DATE_________

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE OFFICIAL, ETC. FULL TITLE AS SUCH SHOULD BE SHOWN. FOR JOINT ACCOUNTS, EACH JOINT OWNER SHOULD SIGN.

                            - FOLD AND DETACH HERE -

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

              INTERNET
     HTTP://WWW.EPROXY.COM/TLGD
Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site.

                 OR

             TELEPHONE
           1-800-435-6710
Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call.

                 OR

              MAIL
       Mark, sign and date
         your proxy card
               and
        return it in the
      enclosed postage-paid
            envelope.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                         TOLLGRADE COMMUNICATIONS, INC.

                       2004 ANNUAL MEETING OF SHAREHOLDERS

The undersigned does hereby appoint Christian L. Allison and Sara M. Antol, or any one of them, Proxies for the undersigned with full power of substitution to vote at the Annual Meeting of the Shareholders of Tollgrade Communications, Inc. (the "Company") to be held May 5, 2004 and at any and all adjournments of said meeting, all the shares of Common Stock of the Company which the undersigned may be entitled to vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR each proposal.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                     (over)

                                  TOLLGRADE(R)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

                            - FOLD AND DETACH HERE -